                                                                  Exhibit 10.17


                             ____________________

                                    LEASE
                             ____________________

                                BY & BETWEEN

                        WHITECLIFFE I APARTMENTS, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP

                                 "LANDLORD"

                                      &

                               ROCKSHOX, INC.,
                           A DELAWARE CORPORATION

                                   "TENANT"

                                OCTOBER 1, 1995

                                TABLE OF CONTENTS

PARAGRAPH                                                           PAGE

     PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1    PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2    USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
3    TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
4    POSSESSION. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
5    RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
6    ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . .   2
7    SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
8    USES PROHIBITED . . . . . . . . . . . . . . . . . . . . . . . .   3
9    COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . . .   3
10   ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   4
11   REPAIR. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
12   ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   6
13   LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
14   ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . .   6
15   INDEMNIFICATION OF LANDLORD . . . . . . . . . . . . . . . . . .   7
16   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
17   UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
18   PERSONAL PROPERTY AND OTHER TAXES . . . . . . . . . . . . . . .   8
19   RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . .   8
20   HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . .   8
21   SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . .   8
22   ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . .   9
23   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .   9
24   DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
25   DAMAGE BY FIRE, ETC.. . . . . . . . . . . . . . . . . . . . . .  10
26   EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . .  11
27   PLATS AND RIDERS. . . . . . . . . . . . . . . . . . . . . . . .  11
28   SALE BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . .  11
29   ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . .  11
30   RIGHT OF LANDLORD TO PERFORM. . . . . . . . . . . . . . . . . .  11
31   ATTORNEY FEES . . . . . . . . . . . . . . . . . . . . . . . . .  12
32   SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . .  12
33   WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
34   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
35   NOTICE OF SURRENDER . . . . . . . . . . . . . . . . . . . . . .  12

                                TABLE OF CONTENTS

PARAGRAPH                                                           PAGE

36   DEFINED TERMS AND MARGINAL HEADINGS . . . . . . . . . . . . . .  12
37   TIME AND APPLICABLE LAW . . . . . . . . . . . . . . . . . . . .  12
38   SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
39   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .  13
40   LATE CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . .  13
41   TENANT IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . .  13
42   HAZARDOUS AND TOXIC MATERIALS . . . . . . . . . . . . . . . . .  13
43   TENANT'S TERMINATION RIGHT. . . . . . . . . . . . . . . . . . .  16
44   PROHIBITION AGAINST RECORDING . . . . . . . . . . . . . . . . .  16
45   DELIVERY FOR EXAMINATION. . . . . . . . . . . . . . . . . . . .  16
46   APPLICATION OF PAYMENTS . . . . . . . . . . . . . . . . . . . .  16
47   TENANT WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . .  16
48   LIABILITY OF LANDLORD . . . . . . . . . . . . . . . . . . . . .  16
49   TENANT COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  16
50   BROKER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
51   SIGNAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
52   PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
53   ADDITIONAL PROVISIONS . . . . . . . . . . . . . . . . . . . . .  17

                               REFERENCE PAGE

PROPERTY:                      2711-2719 NORTH FIRST STREET, SAN JOSE, CA  95134
LANDLORD:                      WHITECLIFFE I APARTMENTS, LTD.,
                               A CALIFORNIA LIMITED PARTNERSHIP
LANDLORD'S ADDRESS:            777 CALIFORNIA AVENUE, PALO ALTO, CA  94303

TENANT:                        ROCKSHOX, INC.,
                               A DELAWARE CORPORATION

TENANT'S ADDRESS:              2713 NORTH FIRST STREET, SAN JOSE, CA  95134

LEASE REFERENCE DATE:          OCTOBER 15, 1995

PREMISES:                      2713 NORTH FIRST STREET, SAN JOSE, CA  95134

PREMISES RENTABLE
SQUARE FOOTAGE:                +/-26,166 RENTABLE SQUARE FEET

COMMENCEMENT DATE:             THE LATER OF (1) THE DATE THE CURRENT TENANT
                               FOR THE PREMISES, PURUS, INC., VACATES SAME,
                               OR (2) NOVEMBER 1, 1995

TERMINATION DATE:              SIXTY (60) MONTHS AFTER COMMENCEMENT DATE

TERM OF LEASE:                 SIXTY (60) MONTHS

MONTHLY INSTALLMENT
OF BASE RENT:                  MONTHS           BASE RENT PER MONTH
                               ------           -------------------
                                1-60                $19,624.50

TENANT'S PROPORTIONATE
SHARE:                         35.07%

SECURITY DEPOSIT:              $19,624.50

REAL ESTATE BROKERS
DUE COMMISSION:                THE COMMERCIAL PROPERTY SERVICES COMPANY ("CPS")
                               AND CB COMMERCIAL REAL ESTATE GROUP, INC. ("CB")

The Reference Page information is incorporated to and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control.

LANDLORD                                        TENANT:
- --------                                        -------
WHITECLIFFE I APARTMENTS, LTD.,                 ROCKSHOX, INC.,
A CALIFORNIA LIMITED PARTNERSHIP                A DELAWARE CORPORATION

BY:  HANOVER PROPERTY COMPANY,                  BY: /s/ STEPHEN W. SIMONS
     A CALIFORNIA CORPORATION,                  ITS: President
     F/K/A ESSEX PROPERTY CORPORATION,
     A CALIFORNIA CORPORATION,
     ITS GENERAL PARTNER

     BY:  ESSEX MANAGEMENT CORPORATION,
          A CALIFORNIA CORPORATION,
          ITS AGENT

          BY:  /s/ George N. Kelly
             --------------------------
          ITS: Vice President

                                  LEASE FORM

PARTIES This Lease is made as of this 1st day of October, 1995, by and between Whitecliffe I Apartments, Ltd., a California limited partnership ("Landlord"), and Rockshox, Inc., a Delaware corporation ("Tenant").

                                  WITNESSETH

PREMISES    1.   Landlord hereby leases to Tenant and Tenant hereby hires
            from Landlord those certain premises more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Premises"). The Premises are situated in that certain building located at 2713 North First Street, San Jose, California (the "Building"), which building is located at 2711-2719 North First Street, San Jose, California (the "Property"). Said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

USE         2.   The Premises shall be used solely for the sale and
            manufacture of shock absorbers for mountain bikes and for all other legal related uses approved in writing by Landlord and for no other purpose of any kind or nature whatsoever.

TERM        3.   The term of this Lease shall be for sixty (60) months
            commencing on the later of (i) the date that the current tenant of the Premises, Purus, Inc., vacates same, or (ii) the 1st day of December, 1995 (the "Commencement Date"), and ending on the date which is five (5) years thereafter (the "Termination Date"). The term of this Lease shall be known as the "Lease Term".

POSSESSION  4.   If Landlord, for any reason whatsoever, cannot deliver
            possession of the said Premises to Tenant on December 1, 1995, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the term shall be extended for an equal period of time so that the Lease Term is sixty (60) months. If possession of the Premises is not delivered to Tenant on or prior to December 25, 1995, this Lease will terminate provided that the delay in delivery of possession was not caused by Tenant and Landlord shall have no liability to Tenant therefor. Should Landlord tender possession of the Premises to Tenant prior to the date specified for the commencement of the Lease Term, and Tenant accepts such prior tender, such prior occupancy shall be subject to all terms, covenants, and conditions of this Lease, including the payment of rent, provided that the Termination Date of this Lease shall be November 30, 1000. Landlord and Tenant agree to execute an agreement regarding the actual Commencement Date and Termination Date of this Lease, such agreement being in the form of Exhibit "E" attached hereto.

RENT        5.   On or before the first day of each calendar month during
            the Lease Term, Tenant shall pay to Landlord, as minimum monthly rent for the Premises, the sums provided for on the Reference Page (the "Base Rent"). The Base Rent for any partial month shall be prorated at the rate of 1/30 of the Base Rent per day. Tenant acknowledges and agrees that the amount of Base Rent payable under this Lease is not based upon the amount of Tenant's square footage but is based upon Tenant's use and occupancy of the Premises as same has been accepted by Tenant. Said rent shall be paid by Tenant to Landlord in advance, without deduction or offset, in lawful money of the United States of America at 777 California Avenue, Palo Alto, CA 94304, or to such other person or at such other place as Landlord any from time to time designate in writing. Tenant acknowledges and agrees that any and all amounts payable to Landlord or any third party under this Lease shall be deemed to be "rent" for the purposes of this Lease. Notwithstanding any of the other provisions contained in this Lease, Landlord agrees that Tenant shall not be required to pay for Base Rent or any of the sums referred to in Paragraph 6 below for the first fourteen (14) days of the Lease Term.

ADDITIONAL
RENT 6. (a) TENANT'S PROPORTIONATE SHARE - In addition to the monthly Base Rent provided for in Paragraph 5 hereof, Tenant shall pay to Landlord as additional rent an amount equal to thirty five and sevenths percent (35.07%) of the sums set forth in the following subparagraphs ("Tenant's Proportionate Share"). Tenant's Proportionate Share of the Landlord's expenses has been calculated by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Property. Tenant hereby acknowledges and agrees that it has measured the Premises or has waived its right to do so and that Tenant hereby approves and accepts Landlord's calculation of Tenant's Proportionate Share and hereby waives any right to object thereto.

            (b) REAL PROPERTY TAXES AND ASSESSMENTS - Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share of real property taxes and assessments or other fees or charges of whatsoever kind or character imposed by any governmental agency which may be levied on the Property, or any portion thereof. For the purposes of this subparagraph 6(b), real property taxes shall include, without limitation, taxes of every kind and nature levied and assessed in lieu of or in substitution for existing or additional real property taxes on the Property as well as any other form of tax (other than inheritance or estate taxes), assessment, license fee, fee, levy, or charge, or interest or penalty thereon, imposed by any authority having the direct or indirect power to tax including, without limitation, any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district, against any legal or equitable interest of Landlord in the Property, or against Landlord's rent or other income from the Property, or against Landlord's business of leasing the Property. Landlord shall give Tenant at least fifteen (15) days prior written notice of the amount so due. Upon Landlord's receipt of the tax or assessment payment from Tenant, Landlord shall pay the tax or assessment, license fee, fee, interest or levy or charge payment to the taxing authority. If Tenant fails to pay the tax or assessment, license fee, fee, interest or levy or charge payment on or before the delinquency date to Landlord, Tenant shall pay to Landlord any penalty incurred by such late payment and, if Landlord pays same prior to Tenant's payment of same to Landlord, such overdue amount shall bear interest at the lesser of (i) eighteen percent (18%) per annum, or (ii) the highest interest rate permitted by law. In addition, Tenant shall pay one hundred percent (100%) of any taxes or assessment of whatsoever kind and nature (including, without limitation, all personal property taxes) arising out of or caused by improvements or installations made by Tenant or by Landlord at Tenant's request to the Premises at any time during the Lease Term.

            (c) OPERATING EXPENSES - Tenant shall pay to Landlord, at the times hereinafter set forth, an amount equal to its Proportionate
            Share of all direct and indirect expenses paid or incurred by Landlord on account of the operation or maintenance of the Property during the Lease Term, which shall include the following by way of illustration but not limitation: the cost of contesting by appropriate proceeding the amount or validity of any of the aforementioned taxes or fees; water and sewer charges; any and all insurance premiums and deductibles (net of any rebates, refunds or dividends); license, permit and inspection fees; costs of Utilities (as defined in Paragraph
            17 below) (excluding charges for any Utilities furnished to the Premises which are separately metered and payable by Tenant); labor; supplies; materials, equipment and tools; management fees (not to exceed four percent (4%) of the amount of gross income for the Property); and the property maintenance expenses described in subparagraphs 11(d) and (e) below ("Operating Expenses"). All Operating Expenses which are in the nature of capital expenditures, as determined in accordance with generally accepted accounting principles, shall be amortized over their useful life, such useful life to be determined by the manufacturer's specifications/warranty, or, if none is available, as reasonably determined by Landlord. Operating Expenses shall not include depreciation on the Building or equipment therein, debt service, or real estate broker's commissions. Operating Expenses shall be reduced by the amount of any refunds received by Landlord of any taxes and assessments described in subparagraph 6(b) above. Statements of the amount of Operating Expenses payable by Tenant for the then upcoming Lease Year shall be estimated in good faith by Landlord and shall be given to Tenant annually on such date as Landlord shall from time to time determine. Tenant shall pay one twelfth (1/12) of the amount of Operating Expenses so estimated as being due and payable for the then current Lease Year on a monthly basis together with Tenant's monthly payment of Base Rent. If during any such Lease Year Landlord shall revise its estimate of Tenant's Proportionate Share of said Operating Expenses for said Lease
            Year, Landlord shall advise Tenant and Tenant shall pay all additional charges based on such revised estimate for the portion of the Lease Year already elapsed within ten (10) days of being so advised and shall commence paying the additional charges based on such revised estimate for the remainder of such Lease Year. Within ninety (90) days from the end of each Lease Year Landlord shall deliver a statement to Tenant of the actual Operating Expenses for such Lease Year and there shall be an adjustment made to account for the difference between the actual and estimated Operating Expenses for such previous
            Lease Year.  If Tenant has overpaid, Landlord shall credit
            Tenant the amount of the overpayment within thirty (30) days after the end of such Lease Year for the following Lease Year, except with respect to an overpayment for the final Lease Year as to which Landlord shall promptly refund such overpayment to Tenant. If Tenant has underpaid the amount of additional rent owing, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days of Tenant's receipt of notice requesting payment of same. For the purposes of this Lease, the term "Lease Year" means the twelve (12) consecutive month period commencing as of the Commencement Date of this Lease and ending on the last day of the month which is twelve (12) months thereafter, and each twelve (12) consecutive month period thereafter.

SECURITY    7.   Simultaneously with the execution of this Lease, Tenant
            shall deposit with Landlord the sum of $39,249, of which sum $19,624.50 shall be applied against the payment of the first month's Base Rent, and the balance thereof, in the amount of $19,624.50 shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease. Provided that at the end of the Lease Term Tenant shall have delivered up the Premises to Landlord, broom clean, and in the same condition as at the Commencement Date, reasonable wear excepted, said sums held as security shall be returned to Tenant. No interest shall be payable thereon and Landlord shall not be required to keep said sum in a separate account. At no time will the security deposit be considered in lieu of a rental payment. No security or guarantee which may now or hereafter be furnished Landlord for the payment of the rent herein reserved or for performance by Tenant of the other terms, covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, Building or Property or to any action which Landlord may at any time commence for a breach of any of the terms, covenants or conditions of this Lease.

USES
PROHIBITED  8.   Tenant shall not do or permit anything to be done in or
            about the Premises, Building or Property nor bring or keep anything therein which will in any way increase the rate of or affect any fire or other insurance upon the Premises, Building or Property or any of its contents or cause a cancellation of any insurance policy covering said Premises, Building or Property or contents. Tenant shall not do or permit anything to be done in or about the Premises, Building or Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises, Building or Property or injure or annoy them, or use or allow the Premises, Building or Property to be used for any residential, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises, Building or Property. No cooking devices or other odor causing devices, loudspeakers or other similar device, system or apparatus which can be heard or experienced outside the Premises shall, without the prior written approval of Landlord, be used in or at the Premises, Building or Property.
            Tenant shall not commit or suffer to be committed any waste in or upon the Premises, Building or Property.

COMPLIANCE
WITH LAW    9.   Tenant shall not use or permit anything to be done in the
            Premises nor shall Tenant use any part of the Property which will in any way conflict with any law, statute, ordinance or governmental order, directive, rule, regulation or requirement now in force, including, without limitation, the Americans With Disabilities Act of 1990 or which may hereafter be enacted or promulgated (collectively, "Laws"). Tenant, at its sole cost and expense, shall promptly comply with all Laws and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.
            The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether

            Landlord be a party thereto or not, that Tenant has violated any law, shall be conclusive of the fact as between Landlord and Tenant.

ALTERATIONS 10.  Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord, which consent may not be unreasonably withheld as to any non-structural alterations, additions or improvements, and which consent may be withheld in Landlord's sole and absolute discretion as to any structural alterations, additions or improvements. Any alterations, additions or improvements to or of said Premises, including, without limitation, any partitions, movable or otherwise, and all carpeting, shall at once become a part of the realty and belong to Landlord. If Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and any contractor or person selected by Tenant to make the same must first be approved of in writing by Landlord. Subject to the provisions of the following sentence, upon the expiration or sooner termination of the Lease term, Tenant, upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence shall remove any alterations, additions or improvements made by or for Tenant designated by Landlord to be removed, and Tenant, forthwith and with all due diligence, at its sole cost and expense, shall repair any damage to the Premises caused by such removal. Landlord agrees that it shall approve or disapprove, in writing, any proposed alterations, additions or improvements to or of the Premises within ten (10) days of its receipt of written request therefor together with all relevant documentation regarding same, including, without limitation, plans and specifications and any other information reasonably requested by Landlord and shall, if Landlord approves same, also notify Tenant in writing whether it will (i) require that Tenant remove same at the expiration or earlier termination of the Lease term, or (ii) require that same remain at the expiration or earlier termination of the Lease term. Landlord's failure to so notify Tenant in writing as to either of such items within such ten (10) day period shall be deemed to mean (i) that the proposes alterations, additions or improvements are disapproved, and/or (ii) that Landlord is requiring that same be removed at the expiration or earlier termination of the Lease Term.

REPAIR 11. (a) By entry hereunder upon the commencement of the term hereof, Tenant accepts the Premises as being in good condition and repair. In the event Landlord fails to perform its obligations, if any, under this Paragraph 11 within the time allotted under Paragraph 24(b), Tenant may make any such required repairs, the reasonable cost of which shall be at the expense of Landlord payable within ten (10) days after written demand. The rights of Tenant to make repairs to the Premises at the expense of Landlord as set forth in the immediately preceding sentence shall be in lieu of any and all other such rights provided by law, statute or ordinance now or hereafter in effect, all of which are hereby waived by Tenant, including, without limitation, all such rights as may be provided for in California Civil Code Section 1932(1), 1941 or 1942 or any successor or similar law, statute or ordinance now or hereafter in effect. Upon the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, that the Premises are accepted in their current "as is" "where is" condition, and that no representations or warranties of any kind or nature whatsoever respecting the condition of the Premises, Building or Property have been made by Landlord to Tenant, except as may be expressly set forth in this Paragraph 11.

              (b) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord, which approval shall not be unreasonably withheld (and a copy thereof shall be furnished to Landlord), for servicing all heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. If the failure of the HVAC requires replacement of the unit(s) the cost of such replacement shall be shared by Landlord and Tenant proportional to the useful life of the equipment as reasonably determined by Landlord as compared to the term of the Lease remaining after the date of installation of the replacement equipment. Example: If the equipment has a useful life of ten
            (10) years and Tenant's Lease has three (3) years remaining, Tenant shall be responsible for thirty percent (30%) of all costs associated with the purchase and installation of the replacement equipment. Notwithstanding the above or any of the other provisions of this Lease, Landlord shall be responsible for all costs of repairs, maintenance and replacement to or of the existing HVAC, electrical, mechanical and plumbing systems affecting the Premises for ninety (90) days after commencement of the Lease Term unless any damage to same is caused by Tenant, or any of its subtenants or assigns or any of their respective employees, agents, contractors, licensees or invitees, in which event Tenant shall be responsible for all such costs.

              (c) Tenant shall be responsible for the cost of repairing
            any damage to the Property which is caused in whole or in part by either (i) the negligence or misconduct of Tenant, or any of its subtenants or assigns, or any of their respective employees, agents, contractors, licensees or invitees, or (ii) Tenant's or any of its subtenants or assigns default under this Lease. The cost of any such repairs shall be due within fifteen (15) days after the date of receipt of demand therefor and shall bear interest from said date of demand until paid at the lesser of (i) eighteen percent (18%) per annum, or (ii) the maximum interest rate permitted by law.

              (d) Landlord agrees to perform the paving and landscape
            maintenance for Property, including but not limited to, the mowing of the grass, care of shrubs, general landscaping; the maintenance of common parking areas, driveways, alleys, sprinkler systems, common sewage line plumbing, and gutters and downspouts; pest and rodent extermination; exterior painting; and the repair and maintenance of any other improvements of which the Premises or the Building are a part not otherwise required to be performed by Tenant pursuant to this Paragraph 11, and Tenant shall be liable for Tenant's Proportionate Share of such expenses. Such expenses shall be considered Operating Expenses and shall be payable to Landlord as provided in subparagraph 6(c) of the Lease.

              (e) Unless same is caused by Tenant, or any of its
            subtenants or assigns, or any of their respective employees, representatives, agents, contractors or invitees, in which event Tenant shall be responsible for all such costs, other than the structural portions of the Building, which shall be repaired or replaced as Landlord may determine pursuant to Paragraph 11(f), Tenant shall be responsible for Tenant's Proportionate Share of the cost to repair or replace any other portions of the Building, including, without limitation, the cost to repair and maintain the roof, or any portion thereof. Notwithstanding the foregoing, if all or a substantial portion of the roof requires replacement, the following will attribute responsibility for the replacement cost. The company which installs the roof will be required to provide a statement regarding the useful life of the replacement roof. The cost will then be shared by Landlord and Tenant proportionate to the term of the Lease remaining after the date of installation of the replacement roof. Example: If the roof has a useful life of ten (10) years and this Lease has three (3) years remaining, Tenant will be responsible for its Proportionate Share of thirty percent (30%) of all costs associated with the purchase and installation of the replacement roof. Notwithstanding the above, Landlord will be responsible for all costs of repairs, maintenance and replacement for ninety
            (90) days after the commencement of the Lease Term unless any damage to same is caused by Tenant, or any of its subtenants or assigns, or any of their respective employees, agents, contractors, licensees or invitees, in which event Tenant shall be responsible for all such costs.

              (f) Unless same is caused by Tenant, or any of its
            subtenants or assigns, or any of their respective employees, representatives, agent, contractors or invitees, in which event Tenant shall be responsible for all such costs, Landlord shall at its expense maintain in good repair, reasonable wear excepted, only the structural soundness of the Building foundations and the exterior walls of the Building. Tenant shall immediately give Landlord written notice of any such defect or need for repairs after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of the Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term
            "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.

            (g) Tenant shall arrange for, and be responsible for the cost of, the regular removal of trash and debris with regard to Tenant and the Premises.

ABANDON-
MENT 12. If Tenant shall abandon, vacate or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord; provided, however, Tenant shall not be deemed to have so abandoned, vacated or surrendered the Premises as long as it is current in all payments of rent under this Lease and it is otherwise performing all of its other obligations under this Lease.

LIENS 13. Tenant shall keep the Premises, Building and Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall in the event of filing of any of such lien, post any bond required to release the Premises Building and/or Property therefrom within ten (10) days of written request.

ASSIGNMENT
AND
SUBLETTING  14.  (a) Tenant shall not assign this Lease or sublet or suffer any other person to occupy or use the Premises, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall approve or disapprove any written request as to same in writing within ten (10) days of Landlord's receipt of such request together with all relevant information regarding the proposed transaction, including, without limitation, the name of the proposed transferee, complete financial statements of the proposed transferee, a copy of the proposed transfer documents and any other information reasonably requested by Landlord. Landlord's failure to notify Tenant within such ten (10) day period shall be deemed to be a disapproval of the proposed transaction. Landlord's consent to one assignment, subleasing or occupancy shall not be deemed to be consent to any subsequent assignment, subleasing or occupancy, and any assignment, sublease or occupancy which does not require consent shall not be deemed to negate or in any manner limit the requirement that consent be obtained for any subsequent assignment, subleasing or occupancy which requires such consent. Tenant shall promptly reimburse Landlord for reasonable legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to any assignment or subletting (not to exceed $1,500). Tenant shall not mortgage, pledge, hypothecate or encumber this Lease or any interest therein.

              (b) If Tenant is a corporation, the following shall be
            deemed a voluntary assignment of Tenant's interest in this
            Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) the sale or transfer, whether in one or a series of transactions, of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

              (c) If for any assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent payable hereunder, or in the case of the sublease of a portion of the Premises, in excess of such Base Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as additional rent hereunder, fifty (50%) percent of the excess of each such payment of Base Rent and/or other consideration received by Tenant, net of brokerage commissions paid to non-affiliated third party brokers, promptly after its receipt.

INDEMNIFI-
CATION OF
LANDLORD 15. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Property by or from any causes whatsoever and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises or the Building or any part thereof. Tenant shall indemnify, protect, defend and hold Landlord and its partners, and their respective agents, employees, representatives, officers, directors and shareholders harmless from and against any and all claims, liabilities and/or expenses, including, without limitation, attorneys' fees and costs and court costs for any injury or damage to any person or property whatsoever: (1) occurring in, on or about the Premises, Building or Property, or any part thereof, or (2) occurring in, on or about any facilities (including without prejudice to the generality of the term "facilities," elevators, stairways, passageways or hallways), the use of which Tenant may have in common with other tenants of the Building or Property, when such injury or damage either
            (i) shall be caused in part or in whole by the act, neglect, default or omission of Tenant, or any of its subtenants or assigns, or any of their respective agents, employees, contractors, representatives or invitees, or (ii) in any manner, whether directly or indirectly, arises out of or is incurred in connection with the use, maintenance, occupation or operation of the Premises, or any other portion of the Property, by Tenant, or any of its subtenants or assigns, or any of their respective agents, employees, contractors, representatives or invitees. The provisions of this Paragraph 15 shall survive the expiration or termination of this Lease.

INSURANCE   16.  Tenant agrees to keep in force during the term hereof, at
            Tenant's expense, (i) commercial general liability insurance in standard form written on an occurrence basis insurinig
            Tenant's activities with respect to the Premises and/or
            Building against loss, damage or liability for personal injury, bodily injury or death of any person or loss or damage to property occurring in, upon or about the Premises, such policy of insurance to have a combined single limit for both bodily injury and property damage in an amount of not less than Two Million Dollars ($2,000,000) per person per occurrence and shall include products liability, completed operation liability and personal and advertising injury liability, (ii) Worker's Compensation insurance as required by applicable Law, and (iii) automobile liability insurance with a combined single limit of One Million Dollars ($1,000,000) per person per occurrence. All such insurance shall be written by an insurance company with an AM Best's Rating of A7 or better in the form customary to the locality. In addition, during the term of this Lease, Tenant shall keep the personal property of Tenant situated on the Premises, including, without limitation, inventory, furniture and equipment, and fixtures installed by Tenant, insured against fire and other risks covered by a standard fire insurance policy in an amount equal to full replacement value with an endorsement for extended coverage. All policies referred to herein shall name
            Landlord as an additional insured using ISO Form CG201010 93, or an insurance company equivalent reasonably satisfactory to Landlord, shall insure Landlord's contingent liability as respects acts or omissions of Tenant, shall be issued by an insurance company licensed to do business in the state where the Premises are located, and shall provide that said insurance shall not be cancelled or amended unless thirty (30) days prior written notice to Landlord is first given. Said policies or a certificate thereof shall be delivered to Landlord by Tenant prior to the commencement of the Lease Term
            (with a policy to follow within sixty (60) days of the date thereof) and each renewal of such insurance. Tenant hereby waives all rights of subrogation against Landlord to which any insurance carrier may at any time become entitled under any policy of insurance carried by Tenant.

UTILITIES   17.  Tenant shall pay for all water, gas, heat, light, power, telephone service, trash removal and other utilities and services supplied to the Premises, together with any and all taxes thereon (collectively, "Utilities"). Tenant shall be responsible for causing such utilities and services to be supplied to the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises and Landlord may, in its sole discretion and at Tenant's sole cost and expense, cause such a meter to be installed in the Premises so as to measure the amount of such services consumed by Tenant. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of any failure in the furnishing of utilities to the Premises for any reason whatsoever, nor shall Landlord be liable under any circumstances for loss of business or injury to property, however occurring, through or in connection with or incidental to any such failure regarding the furnishing of any such utilities to the Premises. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises which will in any way materially increase the amount of electricity, cooling capacity or water usually furnished or supplied for use of the Premises for Tenant's permitted uses thereof or connect with electric current, except through existing electrical outlets in t he Premises, or water pipes, any apparatus or device for the purpose of using electric current or water.

PERSONAL
PROPERTY
AND OTHER
TAXES 18. Tenant shall pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including carpeting installed by Tenant even though said carpeting has become a part of the leased Premises; and any and all taxes or increases therein levied or assessed on Landlord or Tenant by virtue of alterations, additions or improvements to the Premises made by Tenant or Landlord at Tenant's request. If Tenant fails to pay any such tax or assessments on or before the delinquency date, Tenant shall be responsible for any interest or penalty incurred by such late payment. In the event said taxes are charged to or paid or payable by Landlord, Tenant, within thirty (30) days of demand therefor, shall reimburse Landlord for all of such taxes paid by Landlord.

RULES AND
REGULATIONS 19.  Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease and all modifications of and additions thereto applicable to all tenants of the Building from time to time put into effect by Landlord of which Tenant shall have notice. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

HOLDING
OVER 20. If Tenant holds possession of the Premises after the Lease Term, Tenant shall, (at the sole option of Landlord to be exercised by Landlord's giving written notice to Tenant and not otherwise) become a Tenant from month to month upon the terms and conditions herein specified, so far as applicable, at a monthly rental of equal to one hundred and fifty percent (150%) of the average monthly rental owed in the final year of the Lease Term, as same may have been previously extended, payable in advance, in lawful money, and shall continue to be such until thirty (30) days after Tenant shall have given to Landlord or Landlord shall have given to Tenant a written notice of intent to terminate such monthly tenancy. Unless Landlord shall exercise the option hereby given it, Tenant shall be a tenant at sufferance only, whether or not Landlord shall accept any rent from Tenant while Tenant is holding over.

SUBORDINA-
TION 21. This Lease shall be subject and subordinate at all times to all ground or underlying leases which may now exist or hereafter be executed affecting the Building and/or the land upon which the Building is situated. In addition, this Lease shall be subject and subordinate to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against said Building and/or land or on or against the Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord. Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute and deliver any such instrument or instruments for or in the name of Tenant. In the event of termination of any ground or underlying lease, or in the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, upon Tenant's attornment to the Landlord under such ground or underlying lease or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, this Lease shall not terminate and Tenant shall automatically be and become the tenant of said Landlord under such ground or underlying lease or to said purchaser, whichever shall make demand therefor. Tenant agrees to execute any Subordination, Non-Disturbance and Attornment Agreement reasonably requested by Landlord or any lender or ground lessor which currently or in the future holds a mortgage or deed of trust or ground lease which encumbers any property of which the Premises are a part, and Tenant agrees that it will execute and deliver same back to Landlord within ten (10) days of its receipt thereof.

ENTRY BY
LANDLORD 22. Landlord reserves and shall at any and all reasonable times, upon not less than twenty-four (24) hours prior notice to Tenant (except in the case of an emergency in which event no such notice shall be required), have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy of quiet enjoyment of the Premises, and other loss occasioned by such entry. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the premises or an eviction of Tenant from the Premises or any portion thereof.

EVENTS OF
DEFAULT 23. The occurrence of any one or more of the following events ("Events of Default") shall constitute an Event of Default by
            Tenant: (a) if Tenant shall fail to pay any rent due hereunder within five (5) days from the date that same has become due and payable; or (b) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations described in Paragraph 19 to be performed or observed by Tenant, and such failure shall continue for more than twenty (20) days after written notice thereof from Landlord; provided, however, if such Event of Default is of a nature that it shall take more than twenty (20) days to cure same even if Tenant promptly undertakes such cure and proceeds at all times thereafter with due diligence to cure same, Tenant shall have a reasonable period of time not to exceed ninety (90) days from the occurrence of such Event of Default to cure same provided Tenant undertakes such cure within such twenty (20) day time period and proceeds at all times thereafter with due diligence to cure same; or (c) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future stature, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its property; or (d) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, or any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (e) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

DEFAULT 24. (a) In the event of the occurrence of an Event of Default, Landlord, besides any other rights and remedies of Landlord at law or equity, shall have the right either to terminate Tenant's right to possession of the Premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the Premises. Should

            Landlord elect to terminate Tenant's right to possession of the Premises and terminate this Lease, the Landlord shall have the immediate right of entry and may remove all persons and property from the Premises. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination Landlord, in addition to any other rights and remedies (including rights and remedies under Subparagraphs (1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code or any amendment thereto), shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided. The amount referred to in subparagraphs (1) and (2) of subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the maximum rate allowed by law. The worth at the time of the award of the amount referred to in subparagraph
            (3) of subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%. Any proof by Tenant of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity and such two real estate brokers shall select a third licensed real estate broker and the three licensed real estate brokers so selected shall determine the amount of rental loss that could be reasonably avoided for the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto. Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, with Tenant retaining the right to possession of the Premises (notwithstanding the fact the Tenant may have abandoned the leased Premises), then Landlord, besides the rights and remedies specified in Section 1951.4 of the California Civil Code and all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease, including but not limited to the right to recover the installments of rent as they become due under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of said Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.


              (b) Landlord shall not be in default unless Landlord fails to perform obligations required within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering any portion of the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion within a reasonable time thereafter.

DAMAGE BY
FIRE, ETC.  25.  If the Premises are or the Building is damaged by fire or other casualty which is fully covered by insurance, Landlord shall forthwith repair the same, provided such repairs can be made within sixty (60) working days from the date of such damage under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction thereof, and this Lease shall remain in full force and effect during the making of such repairs, except that Tenant shall be entitled to a proportionate reduction of Base Rent while such repairs are being made provided that none of the damage was attributable to Tenant's, or its subtenants or assigns, or any of their respective agents, representatives, contractors, employees or invitees, negligent or willful act (each an act of "Tenant's Negligence"), such proportionate reduction to be based upon the full extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. If such repairs are not fully covered by insurance or cannot be made within sixty (60) working days from the date of such damage, Landlord shall have the option either (1) to repair or restore such damage, this Lease continuing in full force and effect, but the Base Rent to be proportionately reduced as hereinabove in this paragraph provided no such damage was attributable to Tenant's Negligence, or (2) to give notice to Tenant at any time within thirty (30) working days after the date of such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) working days after the giving of such notice. In the event of the giving of such notice of termination by Landlord, this Lease and all interest of Tenant in the Premises shall terminate on the date so specified in such notice, and the rent, reduced by a proportionate reduction in Base Rent as determined in the same manner as hereinabove provided in this paragraph provided no such damage was attributable to Tenant's Negligence, shall be paid up to date of such termination. Landlord shall not be liable for or be required to repair any injury or damage by fire or other cause to the property of Tenant, or to make repairs or replacements of any panelings, decorations, railings, floor coverings or any equipment or improvements installed on the Premises by Tenant. Tenant hereby waives any and all rights it may have to terminate this Lease pursuant to California Civil Code Sections 1932 or 1933(4), or any other successor or similar law, statute or ordinance now or hereafter in effect, due to either (i) the failure by the Landlord to, within a reasonable period of time after request, fulfill its obligations, if any, as to placing and securing the Tenant in the quiet possession of the Premises, or putting the Premises into good condition or repairing, or (ii) the perishing of the Premises, or a portion thereof, from any cause other than the want of ordinary care by the Tenant.

EMINENT
DOMAIN 26. If all or any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, and such taking will substantially impair Tenant's use of the Premises for more than one hundred eighty (180) days, either party hereto shall have the right, as its option, to terminate this Lease. If all or any part of the Building of which the Premises are a part shall be taken or appropriated by any public or quasi-public authority under any power of eminent domain, Landlord may terminate this Lease. In either of such events, Landlord shall be entitled to and Tenant upon demand of Landlord shall assign to Landlord any rights of Tenant to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord or the condemnor for the value of any unexpired term of this Lease. If a part of the Premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease, the rent thereafter to be paid shall be equitably reduced.

RIDERS      27.  Riders, if any, affixed to this Lease are a part hereof.

SALE BY
LANDLORD 28. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of the Tenant, Landlord may transfer and/or deliver the security, to the successor in interest of Landlord, and thereupon Landlord shall be discharged from any further liability in reference thereto. Except as set forth in this Paragraph 28, this Lease shall not be affected by any such sale or conveyance.

ESTOPPEL
CERTIFICATES  29.  At any time and from time to time, upon not more than ten (10) days prior requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the date of commencement of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications) and the dates to which the rent has been paid, and setting forth such other matters as may reasonably be requested by Landlord. Landlord and Tenant intend that any such statement delivered pursuant to this paragraph may be relief upon by any mortgagee or the beneficiary of any Deed of Trust or by any purchaser or prospective purchaser of the Building.

RIGHT OF
LANDLORD
TO PERFORM  30.  All covenants and agreements to be kept or performed by
            Tenant under any of terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to, and without waiving any default of Tenant or releasing Tenant from any obligations of Tenant hereunder, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by the Landlord and all necessary incidental costs, together with interest thereon at the lesser of (i) eighteen percent (18%) per annum, or (ii) the maximum interest rate permitted by law from the date of such payment by Landlord until reimbursed to Landlord, shall be paid to Landlord forthwith on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in payment of rent.

ATTORNEY
FEES 31. If either Landlord or Tenant shall obtain legal counsel or bring an action against the other by reason of the breach of any covenant or warranty hereof, or otherwise arising out of this Lease, the unsuccessful party shall pay to the prevailing party reasonable attorney's fees, which shall be payable whether or not any action is prosecuted to judgment. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgement.

SURRENDER
OF PREMISES 32.  The voluntary or other surrender of this Lease by Tenant or mutual cancellation thereof shall not work a merger and, at the option of Landlord, shall terminate all or any existing subleases or subtenancies, or at the option of Landlord, may operate as an assignment to Landlord of any or all such subleases or subtenancies.

WAIVER 33. The waiver by Landlord or Tenant of performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

NOTICES 34. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time by like notice designate. All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at 777 California Avenue, Palo Alto, CA 94304 or to such other place as Landlord may from time to time by like notice designate.

NOTICE OF
SURRENDER   35.  At least one hundred eighty (180) days before the last day of the Lease Term hereof, Tenant shall give to Landlord a written notice of intention to surrender the Premises on that date, but nothing contained herein or any failure to give such notice shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.

DEFINED
TERMS AND
MARGINAL
HEADINGS 36. The words "Landlord" and "Tenant," as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The marginal headings and titles to the paragraphs of the Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of hereof.

TIME AND
APPLICABLE
LAW 37. Time is of the essence of this Lease and each and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Premises are located.

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

SUCCESSORS  38.  Subject to the provisions of Paragraph 14 hereof, the covenants and conditions herein contained shall be binding upon and inure to the benefits of the heirs, successors, executors, administrators and assigns of the parties hereto.

ENTIRE
AGREEMENT   39.  This Lease constitutes the entire agreement between
            Landlord and Tenant and not promises or representations, express or implied, either written or oral, not herein set forth shall be binding upon or inure to the benefit of Landlord or Tenant. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both
            Landlord and Tenant.

LATE
CHARGES 40. In the event Tenant shall fail to pay any rents or other sums due hereunder on or before the date which is five (5) days after Landlord notifies Tenant in writing that such rent or other sum is due and owing, then and in that event the amount so due and unpaid shall bear a late charge equal to five percent (5%) of the amount due together with interest accruing from the date due at the lesser of (i) eighteen percent (18%) per annum, or (ii) the maximum interest rate permitted by law, which late charge and interest shall be payable forthwith upon demand. Tenant acknowledges and agrees that any default on any payment, or portion thereof, due hereunder will result in losses and additional expenses to Landlord in servicing indebtedness, and in losses due to Landlord's loss of the use of funds not timely received. Tenant further acknowledges and agrees that in the event of any such default, Landlord would be entitled to damages for the detriment proximately caused thereby, but that it would be extremely difficult and impracticable to ascertain the extent of or to compute such damages. Tenant acknowledges and agrees that the late charge and interest calculated at the rate set forth above and agreed to hereunder represents the reasonable estimate of those damages which would be incurred by Landlord, and a fair return to Landlord for the loss of the use of the funds not timely received from the Tenant on account of a default by Tenant as herein specified, as established by Tenant and Landlord through good faith consideration of the facts and circumstances surrounding the transactions contemplated under this Lease as of the date hereof, but that such late charge and interest are in addition to, and not in lieu of, any other right or remedy available to Landlord under this Lease or at law. Notwithstanding any of the other provisions set forth in this paragraph 41, Landlord agrees to pay the costs to have one male and one female bathroom located in the Premises comply with the requirements of the Americans with Disabilities Act of 1990; provided, however, in no event shall Landlord be responsible for any such costs necessitated by any new improvements to be made to the Premises by Tenant.

TENANT
IMPROVE-
MENTS 41. Landlord shall deliver the Premises in its current "as is" "where is" condition, including, without limitation "as is" "where is" as to latent and patent defects, if any, without any representations or warranties by the Landlord of any kind or nature whatsoever. Notwithstanding any of the other provisions set forth in this Paragraph 41, Landlord agrees to pay the cost, if any, to have one male and one female bathroom located in the Premises comply with the requirements of the Americans With Disabilities Act of 1990; provided, however, in no event shall Landlord be responsible for any additional costs necessitated by any new improvements to be made to the Premises by Tenant.

HAZARDOUS
AND TOXIC
MATERIALS   42.  Except for the Permitted Uses (as described in
            subparagraph (j) below), Tenant shall not cause or permit any Toxic Materials (as hereinafter defined ) to be brought upon kept or used in or about the Premises, the Building or any portion of the Property by Tenant, or its agents, employees, contractors or invitees, without the prior written consent of Landlord, and any mortgagee of Landlord, which consent
            Landlord shall unreasonably withhold so long as Tenant demonstrates that such Toxic Materials, and the quantities thereof, are necessary or useful to Tenant's business and will be used, kept, stored and disposed of in a manner that fully complies with all Laws.

              (a) COMPLIANCE WITH LAWS.  In addition to all other
            obligations of Tenant under this Lease, Tenant shall comply at its sole cost and expense with any and all Laws relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any flammable, combustible, explosive, infectious, corrosive, caustic, irritant, strong sensitizing, carcinogenic or radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials used by Tenant which are now or in the future regulated under any Law. Such materials and substances are hereinafter collectively referred to as "Toxic Materials." Tenant shall become aware of the content of such Laws and all other Laws regulating Toxic Materials enforced by, but not limited to, the Santa Clara County Health Department, California Regional Water Quality Control Board, California Department of Health Services, United States Environmental Protection Agency and all city, county, state and federal offices enforcing regulations concerning Toxic Materials occupational safety or health. It shall be the sole obligation of Tenant to obtain any and all permits and approvals required pursuant to the Laws.

              (b) INDEMNITY.  Tenant shall be solely responsible for and shall indemnify, protect, defend and hold harmless Landlord and its partners and their respective agents, employees, representatives, directors, officers and shareholders (collectively hereinafter referred to as the "Indemnitees") from and against any and all claims, costs, penalties, fines, losses (including, without limitation, (1) diminution in value of the Premises, the Building or the Property, (2) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building or the Property, (3) all costs incurred in connection with any investigation of site conditions, cleanup, remediation, removal or restoration work required by any governmental entity or any mortgagee of Landlord, and (4) sums paid in settlements of claims, attorney's fees, court costs, consultant fees and expert fees, liabilities, damages, injuries, causes of injuries, causes of action, judgments, and expenses which arise during or after the term of this Lease as a result of the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Toxic Materials in, upon, about or under the Premises, the Building or the Property, or any adjoining property or properties, by Tenant or any of its subtenants or assigns, or any of their respective agents, employees, representatives, contractors, licensees or invitees. This indemnification by Tenant under this Paragraph 42(b) shall survive the termination or expiration of this Lease.

              (c) NOTICES AND CONSENT.  Tenant shall immediately provide
            Landlord with telephonic notice, which shall later be confirmed by written notice, of any and all accumulation, spillage, discharge, release, migration or disposal of Toxic Materials onto or within the Premises, the Building or the Property and any injuries or damages resulting directly or indirectly therefrom. Tenant shall deliver to Landlord each and every notice or order received from governmental agencies concerning Toxic Materials and the possession, uses and/or disposal thereof promptly upon receipt of each such notice or order.

              (d) STORAGE AND USE OF TOXIC MATERIALS.  Subject to the
            Permitted Uses, Tenant shall store in appropriate leak-proof containers, or in any other manner approved or prescribed by Laws, any and all Toxic Materials permitted within the Premises pursuant to this Lease, which if discharged or emitted into the atmosphere, upon the ground or into or on any body of water does or may (1) pollute or contaminate the same, or (2) adversely affect the (a) health, safety or welfare of persons, whether on the Premises or elsewhere, or
            (b) the condition, use or enjoyment of the Premises, the Building or the Property, or any real or personal property whether on the Premises, within the Building or the Property or anywhere else, or (c) the Premises or any of the improvements hereto or thereon or the Building or the Property.

              (e) DISPOSAL OF TOXIC MATERIALS.  Notwithstanding anything to the contrary contained in this Paragraph 42, Tenant shall not dispose of any Toxic Materials, including the Permitted Uses, regardless of the quantity or concentration, within the drains and plumbing facilities within the Premises, the Building or the Property or other property of Landlord unless such disposal is expressly and clearly permitted by all Laws without permit or license, or if Tenant has validly obtained all permits or licenses required by any Laws for such disposal and will perform such disposal in the manner required by all Laws. All Toxic Materials, including the Permitted Uses, which are not permitted to be disposed into the plumbing facilities or for which Tenant has not obtained any required permit or license, shall be in approved containers and removed from the Premises only by licensed carriers. If Tenant becomes aware of or suspects the presence of any hazardous substance existing within or coming onto the Premises, the Building or any portion of the Property, Tenant shall immediately give written notice of such condition to Landlord as required by California Health and Safety Code 25359.7 and any other applicable Laws.

              (f) SAFETY.  Tenant shall maintain Material Safety and Data
            Sheets for all Toxic Materials brought onto the Premises, the Building or the Property. Such information shall be kept current at all times and shall be kept in a place accessible to Landlord at any time for inspection and in the event of any emergency.

              (g) FEES, TAXES AND FINES.  Tenant shall pay, prior to
            delinquent, any and all fees, taxes (including, without limitation, excise taxes) to Toxic Materials, and shall not allow such obligations to become a lien or charge against the Premises, the Building, the Property or upon any other property of Landlord.

              (h) DELIVERY OF DOCUMENTATION.  Tenant shall deliver to
            Landlord true and correct copies of all permits related to the handling, storage, disposal or discharge of Toxic Materials used on or about the Premises by Tenant, its agents, employees, contractors, licensees or invitees promptly upon receipt. Within ten (10) days after the request of Landlord, Tenant shall provide Landlord with copies of all other reports, plans and correspondences related to the use or existence of Toxic Materials in or about the Premises received from any governmental agency.

              (i) EXPIRATION OF TERM OF LEASE.  On or before the
            expiration of this Lease, Tenant shall take any and all action required to be taken under the Laws in order to surrender the Premises, including such portions of the Building and the Property which are subject to this Lease, to Landlord in a condition which would be completely free of any and all Toxic Materials used by Tenant and attributable to such use.

              (j) LIST OF CHEMICALS.  Tenant represents and warrants that as of the date of this lease, the only chemicals and gases, other than normal office supplies, which are used in connection with Tenant's business are set forth in Exhibit "D" attached hereto (the "Permitted Uses"). In addition, the maximum quantities of these substances to be stored or used on the Premises shall not exceed the specific quantities listed in Exhibit "D". Tenant further represents and warrants that its business consists primarily of the uses set forth on the Reference Page of this Lease, and that the chemicals listed in Exhibit "D" are used solely to accomplish such use. Tenant anticipates that other products similar to those listed in Exhibit "D" may be used in the future in similar quantities, and Landlord agrees to permit such uses provided Tenant complies with the provisions of this Paragraph 42 in the use, handling, storage and disposal thereof. In the event the scope or nature of Tenant's business materially changes after the date of this Lease, Landlord shall have the right to require Tenant to secure Landlord's permission to bring upon, use or store any Toxic Materials on the Premises, Building or the Property, and Tenant agrees to notify Landlord in writing prior to any such change.

              (k) INSPECTION.  Landlord or its agents may inspect the
            Premises as and when desirable, in its sole discretion, to determine whether Tenant is strictly complying with the provisions of this Paragraph 42, for such chemicals to be stored or used on or about the Premises; provided that such inspections shall not disrupt Tenant's business operations.

              (l) NON-LIABILITY OF TENANT.  Landlord agrees that Tenant
            shall have no responsibility for (i) the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Toxic Materials in, upon, about or under the Premises, Building or Property by Landlord or any of its agents, employees or contractors in violation of any applicable Law, or (ii) unless same is caused by Tenant, or any of its subtenants or assigns, or any of their respective agents, employees, contractors, licensees or invitees, the migration of any Toxic Materials from properties other than the Property to the Property.

TENANT'S
TERMINATION
RIGHT 43. Tenant, at its sole option, shall have the right to terminate this Lease at any time on or after the expiration of the thirtieth (30th) month of the lease Term by providing Landlord not less than six (6) months prior written notice of same, provided that Tenant, simultaneously with its delivery of such notice to Landlord, delivers to Landlord, in consideration of Tenant terminating the Lease and as a fee therefor, the sum of One Hundred Ten Thousand Eight Hundred Seventy Eight Dollars and Forty Three Cents ($110,878.43) by certified check or wire transfer of funds as consideration for its early termination of this Lease; provided, however, if Tenant exercises its rights hereunder to terminate this Lease subsequent to the expiration of such thirtieth (30th) month of the Lease Term, such termination fee shall be reduced by the sum of One Thousand Seventy Nine Dollars and Thirty Five Cents ($1,079.35) for each full calendar month that this Lease remains in effect subsequent to the expiration of such thirtieth (30th) month of the Lease Term.

PROHIBITION
AGAINST
RECORDING   44.  Neither this Lease, nor any memorandum, affidavit or
            other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

DELIVERY
FOR
EXAMINATION 45.  Submission of this instrument for examination or signature by Tenant shall not bind Landlord in any manner, and no lease or obligations of Landlord shall arise until this instrument is executed and delivered by both Landlord and Tenant.

APPLICATION
OF
PAYMENTS 46. Landord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

TENANT
WAIVERS 47. Tenant waives (for itself and all persons claiming Tenant) the provisions of (i) Section 1265.130 of the California Code of Civil Procedure, or any successor or similar law allowing either party to petition the Superior Court, or any other court, to terminate this Lease in the event of a partial taking of the Premises by condemnation,
            (ii) any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Sections 473 and 1179 of the California Code of Civil Procedure and Section 3275 of the California Civil Code or any successor or similar law) in the event Tenant is dispossessed from the Premises for any reason, (iii) Section 1950.7 of the California Civil Code or any successor or similar law, and all other provisions of law which in any way limit Landlord's right to claim from a security deposit, it being understood that Landlord may claim those sums reasonably necessary to compensate Landlord for any loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant, or any officer, employee, agent or invitee of Tenant, and (iv) the right to trial by jury in the event of any litigation to which Tenant and Landlord are parties in respect of any matter arising under this Lease, whether or not such other persons are also parties thereto. This waiver applies to future statutes enacted in amendment or modification of, or in substitution for, the statutes specified herein.

LIABILITY
OF
LANDLORD 48. Tenant agrees that Landlord shall not be personally liable for any obligations under this Lease but that Tenant shall look solely to Landlord's interest in the Building for satisfaction of any liability related thereto.

TENANT
COVENANTS   49.  Tenant represents and warrants to Landlord that it has obtained all approvals required in order for it to execute this Lease and each person executing this Lease represents and warrants to Landlord that they are fully authorized by Tenant to execute same.

BROKER 50. Landlord and Tenant each represent and warrant to each other that no broker or finder is entitled to any commission or finder's fee due to each of their respective acts or dealings in connection with this Lease except for any commission or finder's fee that may be due to CPS whose fee shall be paid by Landlord pursuant to separate agreement with CPS. CPS shall be responsible for payment of any commission or fee to CB. Landlord and Tenant each agree to indemnify, defend, protect and hold the other harmless from and against any and all loss, cost, damage or expense, including, without limitation, attorney's fees and costs and court costs arising out of or incurred in connection with any claim made by any broker or finder for commissions or finder's fees based upon any acts or dealings of the indemnifying party.

SIGNAGE 51. Tenant shall not install any signs upon Premises or the exterior of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld provided same conforms to existing building standard signage. If Landlord shall consent to any sign, upon termination of the Lease Term, Tenant shall remove said sign and restore the Premises and/or the Building in accordance with the provisions of Paragraph 10 or, at Landlord's option, said sign shall become part of the realty and belong to Landlord without compensation to Tenant and title shall pass to Landlord under this Lease.

PARKING 52. Tenant shall have the right to the non-exclusive use of ninety one (91) parking spaces located within the parking lot for the Property. Landlord reserves the right to grant exclusive use of portions of the parking lot for the property to tenants and any other properties with whom Landlord may contract.

ADDITIONAL
PROVISIONS   53.  The exhibits and/or addenda listed below are
             incorporated by reference in this Lease:

             REFERENCE PAGE
             --------------
               Exhibit A           Description of Premises
               Exhibit B           Rules & Regulations
               Exhibit C           Floor Plan
               Exhibit D           Permitted Uses Regarding Toxic Materials
               Exhibit E           Confirmation of Commencement Date


IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD                                         TENANT:

WHITECLIFFE I APARTMENTS, LTD.,                  ROCKSHOX, INC.,
A CALIFORNIA LIMITED PARTNERSHIP                 A DELAWARE CORPORATION

BY:  HANOVER PROPERTY COMPANY,                   BY: /s/ STEPHEN W. SIMONS
     A CALIFORNIA CORPORATION,                       --------------------------
     F/K/A ESSEX PROPERTY CORPORATION,           DATE:  October 23, 1995
     A CALIFORNIA CORPORATION,
     ITS GENERAL PARTNER

     BY:  ESSEX MANAGEMENT CORPORATION,
          A CALIFORNIA CORPORATION,
          ITS AGENT

          BY: /s/ George N. Kelly
              --------------------------
          DATE:  Vice President





                                SEE YOUR ATTORNEY

This Lease should be given to your attorney for review and approval before you sign it concerning the legal effect, legal sufficiency or tax consequences of this Lease. These are questions for your attorney.